                                                                   EXHIBIT 10.39
                                                                   -------------


           Amended and Restated Interim Network Operating Agreement


     This Amended and Restated Interim Network Operating Agreement (the "Agreement") is made and entered into as of March 1, 2001, by SPRINT SPECTRUM L.P., a Delaware limited partnership ("Sprint PCS"), and iPCS Wireless, Inc., a Delaware corporation ("iPCS") and replaces in their entirety that certain Interim Operating Agreement dated July 12, 2000 and those certain letter agreements between Sprint PCS and iPCS dated October 23, 2000, February 5, 2001 and February 21, 2001.


                                   RECITALS
                                   --------

     A. Sprint PCS and iPCS are parties to (i) a Management Agreement, dated January 22, 1999, as amended to date (the "Management Agreement"), and (ii) an Asset Purchase Agreement, dated as of July 12, 2000, for certain assets located in Michigan and (iii) an Asset Purchase Agreement, dated as of January 10, 2001 for certain assets located in Iowa assets (together, the "Asset Purchase Agreements") pursuant to which Sprint PCS has agreed to sell certain network assets (the "Network Assets") to iPCS.

     B. Both Sprint PCS and iPCS desire to set forth terms and conditions regarding the maintenance and operations of the Network Assets.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

     1. Provision of Services for Sprint PCS Operational Sites. From the date of this Agreement until all sites are transferred, Sprint PCS will operate and maintain the Sprint PCS Operational Site Assets listed on Exhibit A. Services
                                                          ---------
provided to iPCS will include all ongoing maintenance and operations activities.

     2. Payment for Services. iPCS agrees to take and pay for all services provided by Sprint PCS under this Agreement relating to the Sprint PCS Operational Sites. Beginning on the date of this Agreement and on the 15th day of each month thereafter until this Section of this agreement terminates, iPCS agrees to pay Sprint PCS the aggregate amounts set forth on Exhibit B attached
                                                            ---------
hereto and incorporated herein (the "Monthly Payment"). Payments for services rendered by Sprint PCS for any partial months shall be prorated using the following formula: (i) the Monthly Payment multiplied by (ii) the quotient of
(A) the number of days beginning with the 16th day of the month during which the last Monthly Payment became due until the date this Agreement is terminated divided by (B) 30.

     3. Revenue Payments. During the Term of this Agreement, iPCS shall be paid from Collected Revenues and Interservice Area Fees generated in the calling service area in which the Network Assets are located, as provided for and defined in the Management Agreement.

     4.   Backhaul and Interconnection.

          Michigan: iPCS will own and have in operation a switch capable of switching traffic for the BTAs that are part of Manager's Service Area in
Michigan (the "Michigan BTAs") on or before July 1, 2001.   In addition, on or
before July 14, 2001, iPCS will disconnect all of iPCS' circuits from the Sprint PCS Detroit 1, Detroit 2, and Lansing switches. The Sprint PCS Detroit 1, Detroit 2, and Lansing switches are collectively the "Sprint PCS Michigan Switches."

          For the period from the date of this Agreement until the earlier of
(a) such time as iPCS has its own switch available to handle such traffic in Michigan or (b) July 14, 2001, iPCS will be responsible for all backhaul and interconnection costs associated with the backhaul of all the Michigan BTA traffic through the Sprint PCS Michigan Switches. Also, iPCS will be responsible for all transition costs of converting existing connections from the Sprint PCS Michigan Switches to iPCS switches, including any charges for hardware, leased-lines, installation, etc.

          Iowa: iPCS will own and have in operation a switch capable of switching traffic for the BTAs that are part of Manager's Service Area in Cedar
Rapids and Iowa City (the "Iowa BTAs") on or before September 21, 2001.   In
addition, on or before December 31, 2001, iPCS will disconnect all of iPCS' circuits from the Sprint PCS Des Moines switch.

          For the period from the date of this Agreement until the earlier of
(a) such time as iPCS has its own switch available to handle such traffic in Iowa or (b) December 31, 2001, iPCS will be responsible for all backhaul and interconnection costs associated with the backhaul of all the Iowa BTA traffic through the Sprint PCS Des Moines switch. Also, iPCS will be responsible for all transition costs of converting existing connections from the Sprint PCS Des Moines switch to iPCS switches, including any charges for hardware, leased-lines, installation, etc.

     5.   Switching Services.

          Michigan: For utilization of the Sprint PCS Michigan Switches from the date of this Agreement until the earlier of (a) the date on which iPCS has its switch serving the Michigan BTAs in place and operational or (b) July 14, 2001, iPCS will designate its Selected Services under Option 1, "Sprint PCS Provided." From the date of this Agreement until July 14, 2001, iPCS agrees to pay Sprint PCS a price equal to $0.022 per minute of use for iPCS' actual usage on the Sprint PCS Michigan Switches for switching up to 82 cell sites off of all three of the Sprint PCS Michigan Switches; if more than 82 cell sites are switched off of the three Sprint PCS Switches, Sprint PCS may unilaterally increase the price per minute. If iPCS requires switching services after July 14, 2001, Sprint PCS may unilaterally increase the price per minute.

          Iowa: For utilization of the Sprint PCS Des Moines switch from the date of this Agreement until the earlier of (a) the date on which iPCS has its switch serving the Iowa BTAs in place and operational or (b) December 31, 2001, iPCS will designate its Selected Services under Option 1, "Sprint PCS Provided." From the date of this Agreement until October 31, 2001 iPCS agrees to pay Sprint PCS a price equal to $0.023 per minute of use for iPCS' actual usage on the Sprint PCS Des Moines switch for switching up to a maximum of 22 cell sites off of the Sprint PCS Des Moines switch. If iPCS requires switching services after October 31, 2001, Sprint PCS may unilaterally increase the price per minute.

     6. Term. This Agreement is effective upon execution by both parties and shall continue in effect until December 31, 2001. Portions of this agreement may be terminated by letter agreement by the parties.

     7. Indemnification. Breaches of this Agreement by either iPCS or Sprint PCS will be a breach for which the non-breaching party is entitled to indemnification in accordance with the terms and conditions and utilizing the procedures set forth in the Management Agreement.

     8. Entire Agreement and Binding Effect. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference) and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference.

     9. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

     10. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement.

     11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

     12. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.



           [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


SPRINT PCS:                   SPRINT SPECTRUM L.P.


                              By  /s/  Thomas E. Mateer
                                  ---------------------
                                  Thomas E. Mateer
                                  Vice President Affiliations


IPCS:                         IPCS WIRELESS, INC.


                              By: /s/  Timothy M. Yager
                                  ---------------------
                                  Timothy M. Yager
                                  President and CEO

                                   Exhibit A

[9 operating sites listed by Cascade Number on inventory list.]

                                   Exhibit B
                      Monthly Operational Payment Amount

                     (Pricing Schedule per site attached)

                                      -7-